UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

Tiger Oil and Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7230 Indian Creek Ln. Ste. 201 Las Vegas, NV 89149

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 839-4029

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Tiger Oil and Energy, Inc. has secured a commitment from Chancery Lane Investment Group, Inc. for the $600,000 required to proceed with drilling plans for the Cowley County KS in partnership with TOTO Energy LLC. Tiger will earn up to a 30% working interest and a 24.45% Net Royalty Interest in the wells drilled and fracked.

The terms of the agreement call for Tiger to receive three tranches of $200,000 each on a callable convertible note wherein the Company borrows the sum at 5% interest for one year and the investor can elect to continue to receive the interest on the note or have the Company issue the investor shares of common stock of the Company at $0.50 per share to retire the debt.

Exhibits

No.	Exhibits
99	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2013

TIGER OIL AND ENERGY, INC.

By:_/s/Kenneth B. Liebscher_________
Kenneth B. Liebscher, President and
Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits
99	Stock Purchase Agreement